       2001 General Memorandum of Understanding

Whereas, the Potomac Electric Power Company (the "Company" or "Pepco") and Local
1900 of the International Brotherhood of Electrical Workers (the "Union") by mutual agreement conducted early negotiations to establish a successor Collective Bargaining
Agreement to the 1999 Collective Bargaining Agreement and,

Whereas, the Company and the Union have agreed to a successor Collective Bargaining
Agreement (hereinafter referred to as the "Agreement" or "CBA"), whose terms are set forth below;

It is, therefore, further agreed and understood between the Company and Union that:

I.       Contract Duration

         The 2001 Agreement shall be effective upon ratification except as provided otherwise in this Agreement. The term of this Agreement shall be to and including May 31, 2004 and it shall thereafter continue in full force and effect for succeeding periods of 12 calendar months each, unless either party, prior to April
         1, 2004, or April 1 of any year thereafter, shall serve written notice upon the other party of its desire to amend and/or terminate the Agreement as of the following
         June 1. The Contract shall read as set forth in the 1999 Collective Bargaining
         Agreement except to the extent modified herein or modified through other written agreements between the parties. The Annex shall be modified consistent with written agreements between the parties since the signing of the 1999 Collective
         Bargaining Agreement.

II.     General Wage Increases

         A.     The parties have conducted a wage re-opener for 2002 and hereby agree that a general wage increase of 4% shall be effective the payroll period beginning June 2, 2002 (this increase supersedes the 3% increase negotiated as part of the 1999 Collective Bargaining Agreement).

         B.      The Company shall provide a general wage increase (GWI) of 3.75% in
                   2003 to eligible employees, which shall be effective the payroll period beginning June 1, 2003.

III.     The Company and the Union agree that the merger with Conectiv is not expected to cause any material loss of employment to employees represented by Local
          1900.

          If events arise that necessitate bargaining-unit reductions, the Company and Union agree to meet and discuss voluntary methods for such staff reductions. The
          Company commits to make every reasonable effort to accomplish any necessary

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                                                                     GMU - 8-13-01 at 11 AM

       2001 General Memorandum of Understanding

          reductions on a voluntary basis. Should reductions be necessary during this period, the Company and Union will negotiate a severance package.

IV.     Holidays

          In addition to the days set forth in Section 11.01 of the 1999 Collective
          Bargaining Agreement, Friday, December 26, 2003 shall be observed as uniform and fixed holiday during the 2001 Agreement.

V.      Merger

         The Company and Union agree that the merger between Pepco and Conectiv is in the best interests of Pepco, its employees and shareholders. The Union agrees that it will actively support the merger between Pepco and Conectiv and will provide positive support in the media, regulatory and legislative arenas.

IN WITNESS WHEREOF, on this 14th day of August 2001, the parties have caused their appropriate and duly authorized representatives to sign this General Memorandum of
Understanding, signifying thereby their agreement hereon. This Agreement is subject to ratification by bargaining-unit members.

For the Union /s/ James L. Hunter James L. Hunter President/Financial Secretary/ Business Manager /s/ John A. Coleman John A. Coleman Vice-President/ Business Representative	For the Company /s/ B.J. Williams B.J. Williams, General Manager Human Resources /s/ Marion Allen Marion Allen General Supervisor, Compliance & Regulatory Reporting

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                                                                     GMU - 8-13-01 at 11 AM